Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2003, in the Registration Statement on Form SB-2 and related Prospectus of Canpro Placement Services Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT, CHARTERED ACCOUNTANTS
MANNING ELLIOTT, CHARTERED ACCOUNTANTS
Vancouver, Canada
October 7, 2003